                                                 NEWS RELEASE
                                           CONTACT:  Mac McConnell
                                            Senior Vice President, Finance
                                                    713-996-4700
                                                            www.dxpe.com

DXP ENTERPRISES ANNOUNCES PLANS TO FILE FORM S-3 REGISTRATION STATEMENT

Houston, TX, -- July 30, 2009 -- DXP Enterprises, Inc. (NASDAQ: DXPE) today announced plans to file a universal shelf registration on Form S-3 with the Securities and Exchange Commission (“SEC”) under which DXP would be able to offer and sell from time to time, up to $75 million of equity, debt or other types of securities, or any combination thereof, in one or more public offerings.  Mr. David R. Little, Chairman and Chief Executive Officer said, “While we don’t currently have any plans to access the capital markets for debt or equity financings, we may consider such financings in the future as favorable market opportunities present themselves.  Future offerings, if any, will be made only by means of a written prospectus or other permitted documents.  This release does not constitute an offer of any securities for sale.”

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

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